November 20, 2002

Mr. L.W. (Bud) Reynolds, Jr.
President
AutoLend Group, Inc.
600 Central Ave. SW, Suite 300
Albuquerque, NM  87102

Dear  Bud:

This is to confirm that the client-auditor relationship between AutoLend Group, Inc. (Commission File Number 1-10569) and Henderson, Black & Company, P.C. has ceased.

Sincerely,
HENDERSON, BLACK & COMPANY, PC

P. Curtis Black, C.P.A.
President & Managing Shareholder

Cc:    Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
VIA FACSIMILE Transmission to (202) 942-9656
Attn: SECPS Letter File/Mail Stop 9-5

Robin James, SEC Practice Division

Gary Fails, NMSCPA
Oman, Yntema & Lucero P.A.


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